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                                                                                                 EXHIBIT 12
                                                                                                 Page 1

                           METROPOLITAN EDISON COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                         Six Months Ended
                                                                                              June 30,
                                                                                    --------------------------
                                                                                      2002               2001
                                                                                    ---------          -------
                                                                                    (Restated)
                                                                                            (In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:                                                           |
   Income before extraordinary items.........................................        $42,573     |     $31,909
   Add-                                                                                          |
     Interest and other charges, before reduction for                                            |
       amounts capitalized and deferred interest income......................         25,632     |      27,357
     Provision for income taxes..............................................         30,088     |      20,957
     Interest element of rentals charged to income (a).......................            259     |         534
                                                                                     -------     |     -------
                                                                                                 |
       Earnings as defined...................................................        $98,552     |     $80,757
                                                                                     =======     |     =======
                                                                                                 |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                      |
   Interest on long-term debt................................................        $20,682     |     $18,309
   Other interest expense....................................................          1,171     |       5,373
   Subsidiary's preferred stock dividend requirements........................          3,779     |       3,675
   Interest element of rentals charged to income (a).........................            259     |         534
                                                                                     -------     |     -------
                                                                                                 |
       Fixed charges as defined..............................................        $25,891     |     $27,891
                                                                                     =======     |     =======
                                                                                                 |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           3.81     |        2.90
                                                                                     =======     |     =======



-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.


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